EXHIBIT  (d)

                         INVESTMENT ADVISORY AGREEMENT

    FRONTIER FUNDS, INC., a Maryland Corporation ("Frontier "), and FREEDOM
     INVESTORS CORP., a Wisconsin corporation (the "Adviser"), agree that:

     1. Engagement of the Adviser. The Adviser shall manage the investment and
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reinvestment of the assets of the Equity Fund Portfolio, (the "Equity Fund"), of
Frontier , subject to the supervision of the Board of Directors of Frontier , for the period and on the terms set forth in this Agreement. The Adviser shall give due consideration to the investment policies and restrictions and the other statements concerning the Equity Fund in Frontier 's Articles of Incorporation, By-Laws and registration statements under the Investment Company Act of 1940
(the "1940 Act") and the Securities Act of 1933, and to the provisions of Subchapter M and all other applicable sections of the Internal Revenue Code applicable to Frontier as a regulated investment company. The Adviser shall be deemed for all purposes to be an independent contractor and not an agent of the Equity Fund or Frontier, and unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Equity Fund or Frontier in any way.

     The Adviser is authorized to make the decisions to buy and sell securities of the Equity Fund, to place the Equity Fund's portfolio transactions with registered securities broker- dealers, and to negotiate the terms of such transactions, including brokerage commissions on brokerage transactions, on behalf of the Equity Fund. The adviser is authorized to exercise discretion within the Equity Fund's policy concerning allocation of its portfolio brokerage, as permitted by law, including, but not limited to, section 28(e) of the Securities Exchange Act of 1934, and in so doing shall not be required to make any reduction in its investment advisory fees.

     2. Compensation of the Adviser. For the services to be rendered and the
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charges and expenses to be paid by the Adviser hereunder, the Equity Fund shall pay to the Adviser an annual fee of 1% of the average daily net asset value of the Equity Fund payable monthly, as determined by the average of valuations made as of the close of business on each day that the Equity Fund calculates its net asset value, which fee shall be payable monthly on or before the 15th day of the succeeding month.

     3. Expenses to be paid by the Adviser. The Adviser shall furnish, at its
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own expense, office space to the Equity Fund and all necessary office facilities, equipment and personnel for managing the assets of the Equity Fund. The Adviser shall also assume and pay all other expenses incurred by it in connection with managing the assets of the Equity Fund. The Adviser is obligated to reimburse to the Equity Fund any amount up to the amount of its advisory fee, by which its aggregate expenses, including advisory fees payable to the Adviser (but excluding interest, taxes, brokerage commissions, extraordinary expenses and any other expenses not subject to the applicable expense limitation), during the portion of any fiscal year in which the Agreement is in effect, exceed the most restrictive expense limitation imposed by the securities law of any jurisdiction in which the shares of the Equity Fund are registered or qualified for sale.

     The Adviser, at its own discretion, may pay any additional expenses above the advisory fee of 1% of the Equity Fund it deems necessary and appropriate for the operation of the Equity Fund. The Equity Fund may reimburse the Adviser for any additional expenses in excess of 1% as the Board of Directors of Frontier deem appropriate and in accordance with applicable law.

     4. Expenses to be paid by the Equity Fund. The Equity Fund shall pay all
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charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities and other property and of its transfer agents, registrars and its dividend disbursing and redemption agents, if any; all charges of legal counsel and of independent auditors; all expenses in determination of price computations, placement of securities orders and related bookkeeping; all compensation of directors other than those affiliated with the Adviser and all expenses incurred in connection with their services to the Equity Fund; all expenses of publication of notices and reports to its stockholders; all expenses of proxy solicitations of the Equity Fund's stockholders or Frontier's Board of Directors; all taxes and corporate fees payable to federal, state or other governmental agencies, domestic or foreign; all stamp or other transfer taxes; all expenses of printing and mailing certificates for shares of the Equity Fund; and all expenses of bond and insurance coverage required by law or deemed advisable by Frontier's Board of Directors. In addition to the payment of expenses, the Equity Fund shall also pay all brokers' commissions and other charges relative to the purchase and sale of portfolio securities, interest charges and litigation and other extraordinary expenses, if any.

     5. Services of the Adviser not Exclusive. The services of the Adviser to
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the Equity Fund hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired by such other activities.

     6. Services other than as the Adviser. The Adviser or its affiliates may
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not act as broker for the Equity Fund in connection with the purchase or sale of securities by or to the Equity Fund. Such brokerage services are not within the scope of the duties of the Adviser under this Agreement, and, within the limits permitted by law and the Board of Directors of Frontier. Within the limits permitted by law, the Adviser may receive compensation from the Equity fund for other services performed by it for the Equity Fund which are not within the scope of the duties of the Adviser under this Agreement.

     7. Limitation of Liability of the Adviser. The Adviser shall not be liable
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to the Equity Fund or its stockholders for any loss suffered by the Equity Fund or its stockholders from or as a consequence of any act or omission of the Adviser, or of any of the directors, officers, employees or agents of the Adviser, in connection with or pursuant to this Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or by reason of reckless disregard by the Adviser of its obligations and duties under this Agreement.

     8. Duration and Renewal. This Agreement shall continue in effect until two
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years from the date of its execution, and thereafter from year to year only so long as such continuance is specifically approved at least annually by the Board of Directors of the Adviser and by (a) a majority of those directors of Frontier who are not "interested persons" (as defined in section 2(a)(19) of the 1940
Act) of Frontier or the Adviser, voting in person at a meeting called for the purpose of voting on such approval; and (b) either the Board of Directors of Frontier or by vote of the holders of a "majority of the outstanding shares of the Equity Fund" (which term as used throughout this Agreement shall be construed in accordance with the definition of "vote of a majority of the outstanding voting securities of a company" in section 2(a)(42) of the 1940
Act).

     9. Termination. This Agreement may be terminated at any time, without
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payment of any penalty, by the Board of Directors of Frontier, or by a vote of the holders of a majority of the outstanding shares of the Equity Fund, upon 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time upon 60 days' written notice to the Equity Fund. This Agreement shall terminate automatically in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act).

     10. Amendment. This Agreement may not be amended without the affirmative
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vote of (a) a majority of those directors of Frontier who are not "interested persons" as defined in section 2(a)(19) of the 1940 Act) of Frontier or the Adviser, voting in person at a meeting called for the purpose of voting on such approval; and (b) the holders of a majority of the outstanding shares of the Equity Fund.

     11. Miscellaneous.
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          (a) This Agreement shall be construed in accordance with the laws of the State of Wisconsin, provided that nothing herein shall be construed in a manner inconsistent with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any rule or order of the Securities and Exchange Commission under such Acts or any rule of the National Association of Securities Dealers, Inc.

          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     Dated this 2 day of March, 1992.

                                        FRONTIER FUNDS, INC.

                                        BY /s/ James R. Fay
                                        ---------------------------------
                                            James R. Fay,  President

                                        FREEDOM INVESTOR CORP.

                                        BY /s/ William T. Duero
                                        ---------------------------------
                                             William T. Duero,
                                              Vice President